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                                                                     Exhibit 5.6

[DECHERT LLP LETTERHEAD]

August 24, 2004

Neenah Foundry Company
2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin  54957

Re: A&M Specialties, Inc.: Guaranty of 11% Senior Secured Notes Due 2010

Ladies and Gentlemen :

We have acted as special counsel to A&M Specialties, Inc. (the "Pennsylvania Guarantor"), in connection with the proposed registration by the Pennsylvania Guarantor of its guarantee of those certain 11% Senior Secured Notes due 2010 issued by Neenah Foundry Company, a Wisconsin corporation in the aggregate principal amount of $133,130,000 (the "Notes") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement."

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following (collectively, the Documents):

      (i)   The Indenture dated as of October 8, 2003 governing the Notes;

      (ii)  An executed certificate representing the Notes;

      (iii) An executed certificate representing the guarantee by the Pennsylvania Guarantor of the Notes (such certificate, the "Pennsylvania Guarantee");

      (iv) Amended and Restated Articles of Incorporation for the Pennsylvania Guarantor;

      (v) Executed Secretary's Certificate for the Pennsylvania Guarantor, dated October 8, 2003;

      (vi)  the Bylaws (the "Bylaws") of the Pennsylvania Guarantor,

      (vii) a Certificate of Good Standing issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania dated September 30, 2003 with respect to the Pennsylvania Guarantor.



      BOSTON  BRUSSELS  CHARLOTTE  FRANKFURT  HARRISBURG  HARTFORD  LONDON
         LUXEMBOURG  MUNICH  NEW YORK  NEWPORT BEACH  PALO ALTO  PARIS
               PHILADELPHIA  PRINCETON  SAN FRANCISCO  WASHINGTON




Law Offices of Dechert LLP
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   4000 Bell Atlantic Tower * 1717 Arch Street * Philadelphia, PA 19103-2793
            Tel: 215.994.4000 * Fax: 215.994.2222 * www.dechert.com
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Neenah Foundry Company
August 24, 2004
Page 2


The documents identified in items (iv) through (vii) above are collectively referred to herein as the "Organizational Documents").

For purposes of this opinion, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (c) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Pennsylvania Guarantor, and the due execution (except with respect to the Pennsylvania Guarantor) and delivery, pursuant to due authorization (except with respect to our opinion set forth in paragraph 2 below relating to the Pennsylvania Guarantor) of all documents by the parties thereto;
(d) that all parties other than the Pennsylvania Guarantor had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and, except as set forth in our opinion below, the validity and binding effect thereof on such parties; (e) that any individual executing any of the Documents has the legal capacity to enter into a valid, binding and enforceable contract on behalf of the party for whom such individual is acting and is not acting under fraud, duress or any other legal disability; (f) the accuracy of all factual matters set forth in all Documents and certificates upon which we have relied in rendering the opinions set forth below; and (g) that the Organizational Documents are in full force and effect and have not been rescinded, supplemented or modified in any respect.

Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no interference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

            The Pennsylvania Guarantor had the corporate power to enter into the Pennsylvania Guarantee to which it is a party.

            The Pennsylvania Guarantee has been duly authorized and executed by the Pennsylvania Guarantor.

      The opinion expressed herein is rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the



Dechert LLP
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Neenah Foundry Company
August 24, 2004
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category of persons whose consent is required under Section 7 of the Securities
Act of the rules and regulations of the Commission.

Our opinions here are limited solely to the internal law of the Commonwealth of Pennsylvania and we express no opinion concerning the laws of any other jurisdiction.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date the Registration Statement is declared effective.

The law firm of Kirkland & Ellis LLP may rely on this opinion.

                                      Yours very truly,

                                      /s/

                                      Dechert LLP


Dechert LLP
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